Exhibit 14.2

Consent of Independent Certified Public Accountants

M-Systems, Inc.

Newark, California

We hereby consent to the incorporation by reference in the previously filed Registration Statement on Form S-8 (No. 333-54356) of M-Systems Flash Disk Pioneers Ltd. (the "Company") of our report dated January 8, 2003, relating to the financial statements of M-Systems, Inc. (a wholly owned subsidiary of the Company) appearing in the Company`s Annual Report on Form 20-F/A for the year ended December 31, 2002.

BDO Seidman, LLP

San Jose, California

January 26, 2004